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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements No. 333-46402 and 333-59388 of Inrange Technologies Corporation on Form S-8 of our report dated February 14, 2003 relating to the consolidated financial statements of Inrange Technologies Corporation as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the application of procedures relating to certain reclassifications and restatements of certain disclosures in the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures, restatements and reclassifications) appearing in this Annual Report on Form 10-K of Inrange Technologies Corporation for the year ended December 31, 2002.


                                                  /s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
March 27, 2003


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